Exhibit 99.3

Shareowner Services
P.O. Box 64873
St. Paul, MN 55164-0873
Address Change? Mark box, sign and indicate changes below:

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

Your Board of Directors recommends a vote FOR Proposals 1 and 2:

1.	Approval of issuance of shares of ONEOK Common Stock (the “Stock Issuance Proposal”), pursuant to the Agreement and Plan of Merger, dated as of May 14, 2023, by and among ONEOK, Otter Merger Sub, LLC and Magellan Midstream Partners, L.P., as it may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus.	For	Against	Abstain

2.	Approval of the adjournment of the ONEOK Special Meeting, if necessary or appropriate, to solicit additional votes from shareholders if there are not sufficient votes to adopt the Stock Issuance Proposal	For	Against	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ONEOK, Inc.

SPECIAL MEETING OF SHAREHOLDERS

Thursday, September 21, 2023

9:00 a.m. Central Daylight Time

To register for the virtual meeting, please follow the instructions below:

●	Visit www.proxydocs.com/oke on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer, Edge or Firefox. Please ensure your browser is compatible.
●	As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card/notice.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

100 West Fifth Street Tulsa, Oklahoma 74103	Proxy

SPECIAL MEETING OF SHAREHOLDERS SEPTEMBER 21, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Julie H. Edwards and Patrick W. Cipolla, or either of them, with the power of substitution in each, as proxies to vote all shares of stock of the undersigned in ONEOK, Inc. at the Special Meeting of Shareholders to be held September 21, 2023, and at any and all adjournments or postponements thereof, upon the proposals referred to in Items 1 and 2 of this Proxy, and any other business that may properly come before the meeting.

Shares will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2.

This card also constitutes voting instructions by the undersigned participant to the trustee of the ONEOK, Inc. 401(k) Plan, the ONE Gas, Inc. 401(k) Plan and the ONE Gas, Inc. Profit Sharing Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Central Daylight Time on September 18, 2023. If there are any shares for which instructions are not timely received, the trustee will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the referenced plans shall be confidential.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

If you vote by the internet or telephone, you DO NOT need to return your proxy card.

If you do not vote by the internet or telephone, please mark, sign and date the proxy card. Return the proxy card in the postage-paid envelope.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL

www.proxypush.com/oke	866-883-3382
Mark, sign and date your proxy
Use the internet to vote your proxy until 11:59 p.m. Eastern Time on September 20, 2023.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. Eastern Time on September 20, 2023.	card and return it in the postage-paid envelope provided in time to be received by September 20, 2023.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.